SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2003
FILE NUMBER 811-1424
SERIES NO.: 12


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                  17,350
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  14,166
              Class C Shares                   5,137
              Class R Shares                     240
              Investor Class Shares               20


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $ 8.88
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $ 8.61
              Class C Shares                $ 8.62
              Class R Shares                $ 8.87
              Investor Class Shares         $ 8.88